Exhibit 10.11
EXECUTION COPY
MASTER EQUIPMENT AND FACILITIES LEASE AGREEMENT
by and between
METROPCS WIRELESS, INC. and ROYAL STREET COMMUNICATIONS, LLC

LESSEE:	Royal Street Communications, LLC
Address:	7557 Rambler Road
Suite 700
Dallas, TX 75231

LESSOR:	MetroPCS Wireless, Inc.
Address:	8144 Walnut Hill Lane
Suite 800
Dallas, TX 75231
Lease Number: 0001
     1. AGREEMENT. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the Equipment and Facilities as more fully described in any schedule (individually a “Schedule” and collectively the “Schedules”) that is or are incorporated by reference into this Master Equipment and Facilities Lease Agreement (the “Agreement”). Each Schedule shall be incorporated by reference into this Agreement by listing the above-referenced Lease Number thereon and shall upon such incorporation be deemed to become part of a single integrated agreement governed by the terms and conditions of this Agreement, as well as by the terms and conditions set forth in the applicable Schedule. Each Schedule, when taken with this Agreement and all other Schedules, shall constitute the entire agreement. All capitalized terms herein which are not defined herein shall have the meanings ascribed to them in the Services Agreement, dated as of November 24, 2004, between MetroPCS Wireless, Inc. and Royal Street Communications, LLC (the “Services Agreement”).
     2. APPOINTMENT OF LESSOR AS PURCHASING AGENT. Lessee has delivered to Lessor copies of the Construction Plan and Technical Services Plan (collectively, the “Plans”) that have been duly approved by the Management Committee of Royal Street. Together, the Plans specify the Equipment and Facilities to be utilized in the construction and operation of the Royal Street Systems. Lessee authorizes Lessor to act as Lessee’s agent to issue a purchase order to any third party for the Equipment and Facilities (each, a “Seller”) and for necessary related goods and services in accordance with the Plans. Such purchase order shall be subject to this Section 2 and all references in this Agreement to Purchase Documents shall include such purchase order. By executing the applicable Schedule, Lessee represents and warrants that Lessee has reviewed, approved and received a copy of the applicable Purchase Documents.
     3. DELIVERY; ACCEPTANCE. Lessor shall cause the Equipment and Facilities to be delivered, at Lessee’s expense, to Lessee at the Equipment and Facilities Location (as specified in the applicable Schedule) and Lessee shall accept the Equipment and Facilities upon the later of (a)

***	Where this marking appears throughout this Exhibit 10.11, information has been omitted pursuant to a request for confidential treatment and such information has been filed with the SEC separately.

the installation of the Equipment and Facilities or (b) the satisfaction of the acceptance criteria, if any, specified in the applicable Purchase Documents. In any event, Lessee shall evidence its acceptance of the Equipment and Facilities and commencement of this Agreement with respect thereto by executing and delivering to Lessor a commencement certificate (the “Commencement Certificate”) in a form acceptable to Lessor within five (5) business days after delivery. By executing and delivering a Commencement Certificate to Lessor, Lessee represents and warrants that it has irrevocably accepted such Equipment and Facilities under this Agreement. Lessee shall reimburse Lessor for any late payment, interest on late payment or any other similar fee or charge imposed by Seller as the result of Lessee’s failure to timely furnish its acceptance and all pertinent lease documentation.
     4. PURCHASE OF EQUIPMENT AND FACILITIES. Provided that no Event of Default (as defined in Section 18) exists, and no event has occurred and is continuing that with notice or the lapse of time or both would constitute an Event of Default, Lessor shall be obligated to purchase the Equipment and Facilities from Seller and to lease the Equipment and Facilities to Lessee if and only if Lessor receives on or before the Latest Commencement Date (as specified in the applicable Schedule) the related Commencement Certificate and Schedule executed by Lessee, and such other documents or assurances as Lessor may reasonably request.
     5. TERM. The initial term of each Schedule shall begin on the date specified as the Commencement Date on the Commencement Certificate with respect to such Schedule and shall, unless otherwise specified in the Schedule, continue for a period of *** (the “Initial Term”) with *** renewal terms (each a “Renewal Term”), at Royal Street’s written election, beginning on the expiration of, as applicable, the Initial Term or any preceding Renewal Term (collectively, the “Term”). At any time after *** following the Commencement Date of a Schedule, Lessee may terminate such Schedule prior to the end of its Term upon ninety (90) days prior written notice to Lessor (“Termination Notice”) provided that no such Termination Notice shall be effective unless, prior to or on the effective date of such Termination Notice, Lessee shall have paid Lessor the Lessor’s Return (as hereinafter defined) for the Equipment and Facilities set forth in such Schedule. Lessee’s failure to pay the Lessor’s Return prior to or on the effective date of such Termination Notice shall render such Termination Notice ineffective and Lessee shall continue to make the Rental Payments set forth in such Schedules.
     6. RENT; LATE CHARGES. Lessee shall pay Lessor the first Rental Payment (as specified in the applicable Schedule) for the Equipment and Facilities on or before the Commencement Date of the applicable Schedule and shall pay Lessor the remaining periodic Rental Payments on or before the periodic payment dates specified in the applicable Schedule. If, pursuant to this Agreement or the applicable Schedule, the Term is extended, Lessee shall also pay all Rental Payments required with respect thereto. In the case of a breach or an Event of Default on the part of Lessee under this Agreement or any Schedule, all Rental Payments shall become immediately due and payable by Lessee without demand or notice, without any court order or other process of law and without liability to Lessee for any damages occasioned by such action, and all Equipment and Facilities are to be immediately returned to Lessor’s possession in the same condition provided to the Lessee, less reasonable wear and tear. Lessor is under no duty to mitigate any damages caused by Lessee’s breach or Event of Default. All Rental Payments will be sent to Lessor’s above-referenced address, or to such other address as specified by Lessor in writing.

Lessee agrees to pay Lessor interest at the rate of *** per month (or such lesser rate as is the maximum rate allowable under applicable law) on any Rental Payment (or other amount due hereunder) that is not paid within ten (10) days of its due date.
     7. INSURANCE. At its own expense, Lessee shall provide and maintain the following insurance: (a) insurance against the loss or theft of or damage to the Equipment and Facilities for the greater of the Stipulated Loss Value (computed as described in the applicable Schedule) or full replacement value thereof, naming Lessor as a loss payee; and (b) public liability and third-party property damage insurance, naming Lessor as an additional insured. Such insurance shall be in a form, amount and with companies reasonably satisfactory to Lessor, shall contain the insurer’s agreement to give Lessor thirty (30) days’ prior written notice before cancellation or material change thereof, and shall be payable to Lessor regardless of any act, omission or breach by Lessee. Lessee shall deliver to Lessor the insurance policies or copies thereof or certificates of such insurance on or before the Commencement Date of the applicable Schedule, and at such other times as Lessor may reasonably request. If no Event of Default exists, and no event has occurred and is continuing that with notice or the lapse of time or both would constitute an Event of Default, the proceeds of any insurance required under clause (a) hereof that have been paid to Lessor shall be applied against Lessee’s obligations to Lessor under Section 12 hereof.
     8. TAXES. Lessee shall reimburse Lessor for (or pay directly, but only if instructed by Lessor) all taxes, fees, and assessments that may be imposed by any taxing authority on the Equipment and Facilities, on its purchase, ownership, delivery, possession, operation, rental, lease, return to Lessor or its purchase by Lessee (collectively, “Taxes”); provided, however, that Lessee shall not be liable for any such Taxes (whether imposed by the United States of America or by any other domestic or foreign taxing authority) imposed on or measured by Lessor’s net income or tax preference items. Lessee’s obligation includes, but is not limited to, the obligation to pay all license and registration fees and all sales, use, excise, personal property and other taxes and governmental charges, together with any penalties, fines and interest thereon, that may be imposed during the Term of the applicable Schedule. Lessee is liable for these Taxes whether they are imposed upon Lessor, Lessee, the Equipment and Facilities, this Agreement or the applicable Schedule. If Lessee is required by law or administrative practice to make any report or return with respect to such Taxes, Lessee shall promptly advise Lessor thereof in writing and shall cooperate with Lessor to ensure that such reports are properly filed and accurately reflect Lessor’s interest in the Equipment and Facilities. Lessor has no obligation to contest any such Taxes; however, Lessee may do so provided that: (a) Lessee does so in its own name and at its own expense; (b) the contest does not and will not result in any lien attaching to any Equipment and Facilities or otherwise jeopardize Lessor’s right to any Equipment and Facilities; and (c) Lessee indemnifies, defends, and holds harmless Lessor for all expenses (including legal fees and costs), liabilities and losses that Lessor incurs as a result of any such contest.
     9. REPAIRS; USE; LOCATION; LABELS. Lessee shall: (a) at its own expense, keep the Equipment and Facilities in good repair, condition and working order and maintained in accordance with the manufacturer’s recommended engineering and maintenance standards by personnel certified to work on such Equipment and Facilities; (b) use the Equipment and Facilities lawfully and exclusively in connection with its business operations and for the purpose for which the Equipment and Facilities was designed and intended; and (c) without Lessor’s prior written consent, not move the Equipment and Facilities from the Equipment and Facilities Location. If Lessor supplies Lessee with labels stating that the Equipment and Facilities is owned by Lessor, Lessee shall affix such labels to the Equipment and Facilities pursuant to Lessor’s instructions.
     10. ACCESS; MAINTENANCE; INSPECTION; ALTERATIONS. Lessee shall have Unfettered Access to the Equipment and Facilities. At its own expense, Lessee shall: (a) enter into and maintain a maintenance agreement for the Equipment and Facilities with the manufacturer or other party certified to maintain such Equipment and Facilities who is acceptable to Lessor; (b) maintain the Equipment and Facilities in the same condition as when delivered, subject only to ordinary wear and tear, and in good operating order and appearance; (c) make all alterations or additions to the Equipment and Facilities that may be required or supplied by the Seller, the manufacturer, applicable regulatory agencies, or which is otherwise legally necessary; and (d) make no other alterations or additions to the Equipment and Facilities (except for alterations or additions that will not impair the value or performance of the Equipment and Facilities and that are readily removable without damage to the Equipment and Facilities). Any modifications, alterations, repairs, or additions that Lessee makes to the Equipment and Facilities (except as permitted by Section 10(d) above) shall become Lessor’s property and shall also be deemed to be Equipment and Facilities. Upon request, Lessor, or any party designated by Lessor, shall have the right to inspect the Equipment and Facilities and Lessee’s applicable maintenance agreement and records at any reasonable time.
     11. PERSONAL PROPERTY; LIENS AND ENCUMBRANCES; TITLE. The Equipment and Facilities shall at all times remain personal property, notwithstanding that the Equipment and Facilities, or any part thereof, may be (or becomes) affixed or attached to real property or any improvements thereon. Except for the interest of Lessor, Lessee shall keep the Equipment and Facilities free and clear of all levies, liens and encumbrances of any nature whatsoever. Except as expressly set forth in this Agreement, the Equipment and Facilities shall at all times remain the property of Lessor and Lessee shall have no right, title or interest therein.
     12. RISK OF LOSS. As between Lessor and Lessee, Lessee shall bear the entire risk of loss, theft, destruction or damage to the Equipment and Facilities from any cause whatsoever or requisition of the Equipment and Facilities by any governmental entity or the taking of title to the Equipment and Facilities by eminent domain or otherwise (collectively, a “Loss”). Lessee shall advise Lessor in writing within ten (10) days of any such Loss. Except as provided below, no such Loss shall relieve Lessee of the obligation to pay Lessor Rental Payments and all other amounts owed hereunder. In the event of any such Loss, Lessor, at its option, may: (a) if the Loss has not materially impaired the Equipment and Facilities (in Lessor’s reasonable judgment), require Lessee, upon Lessor’s demand, to place the Equipment and Facilities in good condition and repair reasonably satisfactory to Lessor; or (b) if the Loss has materially impaired the Equipment and Facilities (in Lessor’s reasonable judgment), require Lessee, upon Lessor’s demand, to pay Lessor ***. Upon Lessor’s full receipt of such Lessor’s Return: (y) the applicable

Schedule shall terminate, and except as provided in Section 24, Lessee shall be relieved of all obligations under the applicable Schedule; and (z) Lessor shall transfer all of its interest in the Equipment and Facilities to Lessee “AS IS, WHERE IS,” and without any warranty, express or implied from Lessor, other than the absence of any liens or claims by, through, or under Lessor. Notwithstanding clause (b) in this Section 12, Lessor may, at its option, elect to have Lessee continue Rental Payments under the applicable Schedule, without interruption, and replace the damaged Equipment and Facilities with Equipment and Facilities of identical model, manufacturer and condition (“Replacement Equipment and Facilities”), in which case Lessee shall cause the Replacement Equipment and Facilities to be delivered to a location acceptable to Lessor and shall convey title (lien free) to the Lessor whereupon the Replacement Equipment and Facilities shall be subject to all of the terms and conditions of this Agreement and the applicable Schedule.
     13. NON-CANCELABLE NET LEASE. Except as provided in Section 5 hereof, all leases hereunder shall be non-cancelable net leases, and Lessee agrees that it has an unconditional obligation to pay all rental payments and other amounts when due. Lessee may abate or reduce rental payments or any other amounts due, or may set off any charges against those amounts, provided, such abatement, reduction or set off is for obligations between Lessor and Lessee. Lessee is not entitled to recoupments, cross-claims, counterclaims or any other defenses to any rental payments or other amounts due hereunder, whether those defenses arise out of claims by Lessee against Lessor, Seller, this Agreement, any schedule or otherwise. Neither defects in Equipment and Facilities, damage to it, nor its loss, destruction or late delivery, shall terminate this Agreement or any schedule, or affect Lessee’s obligations hereunder. Unless Lessee’s obligation to pay rental payments and other amounts has been terminated pursuant to the express terms of this Agreement, all rental payments and other amounts shall continue to be due and payable hereunder.
     14. LESSOR DISCLAIMERS; LIMITATION OF REMEDIES. It is specifically understood and agreed that: (a) Lessor shall not be deemed to have made any representation, warranty or promise made by Seller, neither Seller nor Lessor shall act as, or be deemed to be, an agent of the other, and Lessor shall not be bound by, or liable for, any representation or promise made by Seller; (b) Lessor shall not be liable for any failure of any Equipment and Facilities or any delay in its delivery or installation; (c) Lessor shall not be liable for any breach of any warranty that Seller may have made; (d) Lessee has selected all Equipment and Facilities; (e) Lessor is not a manufacturer of any Equipment and Facilities; and (f) the Equipment and Facilities are provided by Lessor “AS-IS” without any warranties of any kind from Lessor and Lessor has not made and does not now make any representation or warranty, express or implied, with respect to the design, compliance with specifications, operation, or condition of any Equipment and Facilities (or any part thereof), the merchantability or fitness of Equipment and Facilities for a particular purpose, or issues regarding patent infringement, title and the like. It is further agreed that Lessor shall have no liability to Lessee, Lessee’s customers, or any third parties for any direct, indirect, special, punitive, treble, or consequential damages arising out of this Agreement or any schedule or concerning any Equipment and Facilities, or for any damages based on strict or absolute tort liability; provided, however, that nothing in this Agreement shall deprive Lessee of any rights it may have against any person other than Lessor. Lessee shall look solely to Seller for any and all claims and warranties relating to the Equipment and Facilities. Lessor hereby assigns to Lessee for the term of the applicable schedule the right to enforce, provided no Event of Default then exists under this Agreement and such enforcement is pursued in Lessee’s name, any representations, warranties and agreements made by Seller pursuant to the purchase documents, and Lessee may retain any recovery resulting from any such enforcement efforts. To the extent permitted by applicable law, Lessee waives any and all rights and remedies conferred upon a Lessee by Article 2a of the UCC and any rights now or hereinafter conferred by statute or otherwise that may limit or modify Lessor’s rights as described in this section or other sections of this Agreement. In the event of any breach of any warranty or obligation under this Agreement, Lessee’s sole remedy shall be for Lessor to reperform the obligation hereunder. LESSEE’S SOLE REMEDIES AGAINST LESSOR OR LESSOR’S SUPPLIERS FOR LOSS OR DAMAGE RESULTING FROM, ARISING IN CONNECTION WITH, OR CAUSED BY, EITHER DIRECTLY OR INDIRECTLY, DEFECTIVE ITEMS OF EQUIPMENT OR FACILITIES, OR PARTIAL OR TOTAL FAILURE OF THE EQUIPMENT OR FACILITIES REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, SHALL BE LESSEE’S RIGHT TO RECEIVE THE SELLER’S REPAIR OR REPLACEMENT SERVICE DESCRIBED IN ITS LIMITED WARRANTY. The foregoing shall be Lessee’s sole and exclusive remedies at law or in equity, except for Lessee’s right to claim damages for bodily injury to any person caused by the negligence of Lessor. The parties further agree that the foregoing allocation of risk shall, in the event of Seller’s inability, despite good faith efforts, to meet its warranty obligations hereunder, remain in effect regardless of whether the exclusive remedies provided for under this Section 14 then satisfy the essential purposes for which they were intended, or otherwise provide Lessee with a fair quantum of relief.
     15. LESSEE WARRANTIES. Lessee represents, warrants and covenants to Lessor that: (a) Lessee is duly organized, validly existing and in good standing under applicable law; (b) Lessee has the power and authority to enter into this Agreement, all Schedules and all other related instruments or documents hereunder (collectively, the “Fundamental Agreements”); (c) such Fundamental Agreements are enforceable against Lessee in accordance with their terms and do not violate or create a default under any instrument or agreement binding on Lessee; (d) there are no pending or threatened actions or proceedings before any court or administrative agency that would have a material adverse effect on Lessee or any Fundamental Agreement, unless such actions are disclosed to Lessor and consented to in writing by Lessor; (e) Lessee shall comply in all material respects with all Federal, state and municipal laws and regulations the violation of which could have a material adverse effect upon the Equipment and Facilities or Lessee’s performance of its obligations under any Fundamental Agreement; (f) Lessee shall obtain all governmental approvals necessary for it to enter into and perform each Fundamental Agreement; (g) each Fundamental Agreement shall be effective against all creditors of Lessee under applicable law, including fraudulent conveyance and bulk transfer laws, and shall raise no presumption of fraud; (h) financial statements and other related information furnished by Lessee shall be prepared in accordance with generally accepted accounting principles and shall present Lessee’s financial position as of the dates given on such statements; (i) Lessee shall furnish Lessor with its certified financial statements, opinions of counsel, resolutions, and such other information and documents as Lessor may reasonably request; (j) all Equipment and Facilities is leased for business purposes only, and not for personal, family or household purposes; and (k) all Equipment and Facilities is tangible personal property and shall not become a fixture or real property under Lessee’s use thereof. Lessee shall be deemed to have reaffirmed the foregoing warranties each time it executes any Fundamental Agreement.

     16. GENERAL INDEMNITY. Lessee shall indemnify, hold harmless, and, if so requested by Lessor, defend Lessor against all claims (“Claims”) directly or indirectly arising out of or connected with the Equipment and Facilities or any Fundamental Agreement. Claims refers to all losses, liabilities, damages, penalties, expenses (including legal fees and costs), claims, actions, and suits, whether based on a theory of strict liability of Lessor or otherwise, and includes, but is not limited to, matters regarding: (a) the selection, manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, maintenance, use, condition, return or operation of the Equipment and Facilities; (b) any latent defects or other defects in any Equipment and Facilities, whether or not discoverable by Lessor or by Lessee; (c) any patent, trademark, or copyright infringement; and (d) the condition of any Equipment and Facilities arising or existing during Lessee’s use.
     17. SURRENDER; EXTENSION OF TERM. Unless Lessee purchases the Equipment and Facilities or renews the Term pursuant to the applicable Schedule, or acquires the Equipment and Facilities pursuant to Section 12 hereof, Lessee shall, at its expense, deinstall, inspect and properly pack the Equipment and Facilities, and return the Equipment and Facilities at the expiration of the Term, free of all liens and rights of others, by delivering it on board such common carrier as Lessor may specify with freight prepaid to any destination within the United States of America specified by Lessor. The Equipment and Facilities shall be accompanied by an original copy of the relocation inventory or other applicable form completed by the agent performing the deinstallation. If Lessor so requests, Lessor and its agents shall have the right to enter upon any premises where Equipment and Facilities may be located at a reasonable time to perform any of Lessee’s tasks noted above in this Section 17, and Lessee shall reimburse Lessor for all costs and expenses Lessor incurs in fulfilling such tasks. Lessee agrees that the Equipment and Facilities, when returned to Lessor, shall be in the same condition as when delivered to Lessee, reasonable wear and tear excepted, and certified as being eligible for the manufacturer’s generally available maintenance contract at then prevailing rates, without Lessor incurring any expense to repair, rehabilitate or certify such Equipment and Facilities (Lessee shall be liable for all costs and expenses Lessor incurs to place the Equipment and Facilities in such condition). If requested by Lessor, Lessee, at its expense, shall store the Equipment and Facilities on its premises for a reasonable period, not to exceed ten (10) business days during which period the Equipment and Facilities shall be subject to all of the terms and conditions hereof, except for the obligation to make Rental Payments. In all instances where Lessee is returning Equipment and Facilities to Lessor, Lessee shall give Lessor written notice thereof in accordance with the terms of the applicable Schedule. If Lessee fails to provide the aforementioned notice or return the Equipment and Facilities to Lessor in the time and manner provided above, the Term shall be extended in accordance with the terms of the applicable Schedule. If any Schedule is extended pursuant to the preceding sentence, Lessee shall continue to pay the higher of the periodic Rental Payments in effect prior to the expiration of the then existing term of the applicable Schedule (whether it be the Initial Term or any Renewal Term) or such other periodic rental payment amount as is specified for such extension period in the Schedule, and all other provisions of this Agreement shall continue to apply.
     18. EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default under this Agreement and all Schedules: (a) Lessee fails to pay any Rental Payment or any other amount payable to Lessor hereunder within ten (10) days after its due date; or (b) Lessee fails to perform or observe any other representation, warranty, covenant, condition or agreement to be performed or observed by Lessee hereunder or in any other agreement with Lessor, or in any agreement with any other person that in Lessor’s sole opinion is a material agreement, and Lessee fails to cure any such breach within ten (10) days after notice thereof; or (c) any representation or warranty made by Lessee hereunder, or in any other instrument provided to Lessor by Lessee, proves to be incorrect in any material respect when made; or (d) Lessee makes an assignment for the benefit of creditors, whether voluntary or involuntary; or (e) a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law is filed by or against Lessee or Lessee takes any action to authorize any of the foregoing matters; or (f) Lessee becomes insolvent or fails generally to pay its debts as they become due, the Equipment and Facilities are levied against, seized or attached, or Lessee seeks to effectuate a bulk sale of Lessee’s inventory or assets; or (g) Lessee voluntarily or involuntarily dissolves or is dissolved, or terminates or is terminated; or (h) any guarantor under this Agreement is the subject of an event listed in clauses (b) through (g) above; or (i) any letter of credit required pursuant to any Schedule is breached, canceled, terminated or not renewed during the Term of any such Schedule.
     19. REMEDIES. If an Event of Default occurs, Lessor may, in its sole discretion, exercise one or more of the following remedies: (a) terminate this Agreement or any or all Schedules; or (b) take possession of, disable or render unusable, any Equipment and Facilities wherever the Equipment and Facilities may be located, without demand or notice, without any court order or other process of law and without liability to Lessee for any damages occasioned by such action, and no such action shall constitute a termination of any Schedule; or (c) require Lessee to deliver the Equipment and Facilities at a location designated by Lessor; or (d) declare the Lessor’s Return (as defined in Section 12 hereof and calculated by Lessor as of the date of the Event of Default) for each applicable Schedule due and payable as liquidated damages for loss of a bargain and not as a penalty and in lieu of any further Rental Payments under the applicable Schedule; or (e) proceed by court action to enforce performance by Lessee of any Schedule and/or to recover all damages and expenses incurred by Lessor by reason of any Event of Default; or (f) terminate any other agreement that Lessor may have with Lessee; or (g) exercise any rights available to Lessor under the Uniform Computer Information Transactions Act (h) exercise any other right or remedy available to Lessor at law or in equity. Also, Lessee shall pay Lessor all costs and expenses (including legal fees and costs and fees of collection agencies) incurred by Lessor in enforcing any of the terms, conditions or provisions of this Agreement. Upon repossession or surrender of any Equipment and Facilities , Lessor shall lease, sell or otherwise dispose of the Equipment and Facilities in a commercially reasonable manner, with or without notice and at public or private sale, and apply the net proceeds thereof (after deducting all expenses, including legal fees and costs, incurred in connection therewith) to the amounts owed to Lessor hereunder; provided, however, that Lessee shall remain liable to Lessor for any deficiency that remains after any sale or lease of such Equipment and Facilities. Lessee agrees that with respect to any notice of a sale required by law to be given ten (10) days’ notice shall constitute reasonable notice. These remedies are cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.

     20. LESSOR’S PERFORMANCE OF LESSEE’S OBLIGATIONS. If Lessee fails to perform any of its obligations hereunder, Lessor may perform any act or make any payment that Lessor deems reasonably necessary for the maintenance and preservation of the Equipment and Facilities and Lessor’s interests therein; provided, however, that the performance of any act or payment by Lessor shall not be deemed a waiver of, or release Lessee from, the obligation at issue. All sums so paid by Lessor, together with expenses, including legal fees and costs, incurred by Lessor in connection therewith, shall be paid to Lessor by Lessee immediately upon demand.
     21. FINANCING OF ADDITIONS. If, under any Schedule, Lessee intends to make any addition to the Equipment and Facilities, Lessee may, in writing, request Lessor to finance the costs of such addition. Lessee shall provide Lessor with the terms under which it hopes to obtain the financing, and upon receiving such a request Lessor shall determine, in its sole discretion, whether to provide such financing. Lessor is under no obligation to make or finance additions to the Equipment and Facilities.
     22. ASSIGNMENT BY LESSOR. Lessor shall have the unqualified right to assign, pledge, transfer, mortgage or otherwise convey any of its interests hereunder or in any Schedule or any Equipment and Facilities, in whole or in part, without notice to, or consent of, Lessee. If any Schedule is assigned, Lessee shall: (a) unless otherwise specified by the Lessor and the assignee specified by Lessor (the “Assignee”), pay all amounts due under the applicable Schedule to such Assignee, notwithstanding any defense, setoff or counterclaim whatsoever that Lessee may have against Lessor or Assignee; (b) not permit the applicable Schedule to be amended or the terms thereof waived without the prior written consent of the Assignee; (c) not require the Assignee to perform any obligations of Lessor, other than those that are expressly assumed in writing by such Assignee; and (d) execute such acknowledgments thereto as may be requested by Lessor. It is further agreed that: (x) each assignee shall be entitled to all of Lessor’s rights, powers and privileges under the applicable Schedule, to the extent assigned; (y) any Assignee may reassign its rights and interest under the applicable Schedule with the same force and effect as the assignment described herein; and (z) any payments received by the Assignee from Lessee with respect to the assigned portion of the Schedule shall, to the extent thereof, discharge the obligations of Lessee to Lessor with respect to the assigned portion of the Schedule. Lessee acknowledges that any assignment or transfer by Lessor or any assignee shall not materially change Lessee’s obligations under the assigned schedule.
     23. ASSIGNMENT OR SUBLEASE BY LESSEE. Without Lessor’s prior written consent, Lessee shall not assign this Agreement or any Schedule or assign its rights in or sublet the Equipment and Facilities or any interest therein and any such assignment or sublease without Lessor’s consent shall be void; provided, however, that Lessee may sublease or assign a Schedule to an affiliate or a wholly-owned subsidiary of Lessee if: (a) Lessee and such sublessee or assignee execute and deliver to Lessor a writing (to be provided by Lessor) whereby the sublessee or assignee agrees to assume joint and several liability with Lessee for the full and prompt payment, observance and performance when due of all of the obligations of the Lessee under such Schedule; and (b) Lessor consents to such sublease or assignment, which consent shall not be unreasonably withheld. In no event, however, shall any such sublease or assignment discharge or diminish any of Lessee’s obligations to Lessor under such Schedule, nor shall Lessee move or relocate any of the

Equipment and Facilities, in whole or in part, without Lessor’s prior written consent, which consent may be granted or withheld in Lessor’s sole discretion.
     24. SURVIVAL; QUIET ENJOYMENT. All representations, warranties and covenants made by Lessee hereunder shall survive the termination of this Agreement and shall remain in full force and effect. All of Lessor’s rights, privileges, and indemnities, to the extent they are fairly attributable to events or conditions occurring or existing on or prior to the termination of this Agreement, shall survive such termination and be enforceable by Lessor and any successors and assigns. So long as no Event of Default exists, and no event has occurred and is continuing that with notice or the lapse of time or both would constitute an Event of Default, neither Lessor nor any Assignee will interfere with Lessee’s quiet enjoyment of the Equipment and Facilities.
     25. FILING FEES; FURTHER ASSURANCES; NOTICES. Lessee will promptly reimburse Lessor for any filing or recordation fees or expenses (including lien search fees, legal fees and costs) incurred by Lessor in perfecting or protecting its interests in the Equipment and Facilities and under this Agreement. Lessee shall promptly execute and deliver to Lessor such documents and take such further action as Lessor may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to protect the rights and remedies of Lessor created or intended to be created hereunder. All notices under this Agreement shall be sent to the respective party at its address set forth on the front page of this Agreement or on the applicable Schedule or at such other address as the parties may provide to each other in writing from time to time. Any such notice mailed to said address shall be effective when deposited in the United States mail, duly addressed and with first-class postage prepaid.
     26. WAIVER OF JURY TRIAL; SUCCESSORS. Lessee and Lessor each irrevocably waive all right to trial by jury in any lawsuit, proceeding, counterclaim or any other litigation or proceeding upon, arising out of, or related to, this Agreement, any other fundamental agreement, or the dealings or relationship between or among Lessor, Lessee, Seller or any other person. This Agreement and all Schedules inure to the benefit of and are binding upon the permitted successors or assigns of Lessor and Lessee.
     27. NO WAIVER; LESSOR APPROVAL. Any failure of Lessor to require strict performance by Lessee, or any written waiver by Lessor of any provision hereof, shall not constitute consent or waiver of any other breach of the same or any other provision hereof. Neither this Agreement nor any other Fundamental Agreement shall be binding upon Lessor unless and until executed by Lessor.
     28. CAPTIONS; COUNTERPARTS; LESSOR’S AFFILIATES. The captions contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Only one counterpart of the Schedule shall be marked “Original” (the “Original”), and all other counterparts thereof shall be marked as, and shall be, duplicates. To the extent that any Schedule constitutes chattel paper (as such term is defined in the Uniform Commercial Code in effect in any applicable jurisdiction), no security interest in such Schedule may be created through the transfer or possession of any counterpart other than the Original. Lessee understands and agrees that MetroPCS Wireless, Inc. or any affiliate or subsidiary thereof, may, as Lessor, execute Schedules under this Agreement, in which event the terms and conditions of the applicable

Schedule and this Agreement as it relates to the Lessor under such Schedule shall be binding upon and shall inure to the benefit of such entity executing such Schedule as Lessor, as well as any successors or assigns of such entity.
     29. CHOICE OF LAW; INTEGRATION; ENTIRE AGREEMENT. Each lease under this Agreement shall be governed by the internal laws (as opposed to conflicts of law provisions) of the state of Delaware. If any provision of this Agreement or such Schedule shall be prohibited by or invalid under that law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such Schedule. Lessor and Lessee consent to the jurisdiction of any local, state or Federal court located within the State, and waive any objection relating to improper venue or forum non conveniens to the conduct of any proceeding in any such court. This Agreement and all other Fundamental Agreements executed by both Lessor and Lessee constitute the entire agreement between Lessor and Lessee relating to the leasing of the Equipment and Facilities, and supersede all prior agreements relating thereto, whether written or oral, and may not be amended or modified except in a writing signed by the parties hereto.
[signature page to follow]

          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 17th day of May, 2006.

ROYAL STREET		METROPCS WIRELESS, INC.
COMMUNICATIONS, LLC		(Lessor)
(Lessee)

By:	/s/ Robert A. Gerard	By:	/s/ Roger D. Linquist

(Lessee Authorized Signature)		(Lessor Authorized Signature)

Robert A. Gerard		Roger D. Linquist

(Name)		(Name)

Chairman and CEO		President and CEO

(Title)		(Title)

5/17/06		5/17/06

(Date)		(Date)

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